Exhibit 99.1

Turning Point Brands Announces Third Quarter 2024 Results

•	Q3 2024 Adjusted EBITDA of $27.2 million, up 11% over prior year
•	Zig-Zag and Stoker’s Products Net Sales for Q3 2024 Increased 8% Year-Over-Year
•	Company increases full-year 2024 adjusted EBITDA guidance to $101 to $103 million

LOUISVILLE, KY – November 7, 2024 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the third quarter ended September 30, 2024.

Q3 2024 vs. Q3 2023

•	Total consolidated net sales increased 3.8% to $105.6 million
o	Zig-Zag Products net sales increased 5.5%
o	Stoker’s Products net sales increased 12.1%
o	Creative Distribution Solutions net sales decreased 17.4%
•	Gross profit increased 4.0% to $53.7 million
•	Net income increased 14.3% to $12.4 million
•	Adjusted net income increased 9.8% to $15.9 million (see Schedule B for a reconciliation to net income)
•	Adjusted EBITDA increased 11.3% to $27.2 million (see Schedule A for a reconciliation to net income)
•	Diluted EPS of $0.68 and Adjusted Diluted EPS of $0.87 compared to $0.58 and $0.76, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented, “We were pleased by our third quarter results. We believe Zig-Zag is on a sustainable growth trajectory. Stoker’s MST continued to grow market share, while FRE sales more than quadrupled versus year-ago and grew 26% sequentially as we continue to expand our national footprint.”

Zig-Zag Products Segment (47% of total net sales in the quarter)

For the third quarter, Zig-Zag Products net sales increased 5.5% to $49.3 million driven by strong performance in our North American Papers & Wraps business as well as solid growth in cigars.

For the quarter, the Zig-Zag Products segment gross profit increased 2.2% to $27.3 million. Gross margin declined 180 basis points to 55.4% driven primarily by product mix.

Stoker’s Products Segment (39% of total net sales in the quarter)

For the third quarter, Stoker’s Products net sales increased 12.1% to $41.4 million. The segment was driven by low single-digit growth from MST and triple-digit growth off of a low base for FRE partially offset by low-single-digit decline in loose-leaf chew. For the third quarter, total Stoker’s Products segment volume increased 2.9%, while price / product mix increased 9.2%.

For the quarter, the Stoker’s Products segment gross profit increased 12.1% to $23.1 million. Gross margin increased 10 basis points to 55.8%

Creative Distribution Solutions (“CDS”) (14% of total net sales in the quarter)

For the third quarter, CDS net sales were $14.9 million, gross profit was $3.3 million, and gross margin was 22.1%.

Performance Measures in the Third Quarter

Third quarter consolidated selling, general and administrative (“SG&A”) expenses were $33.2 million compared to $31.4 million in the third quarter of 2023.

The third quarter SG&A included the following notable items:

•	$1.2 million of FDA PMTA-related expenses for modern oral products compared to $0.3 million in the year-ago period; and
•	$0.9 million of transaction related costs compared to $0.1 million in the year-ago period

Total gross debt as of September 30, 2024 was $250.0 million. Net debt (total gross debt less unrestricted cash) as of September 30, 2024 was $216.4 million. The Company ended the quarter with total liquidity of $92.4 million, comprised of $33.6 million in cash and $58.8 million of asset backed revolving credit facility capacity.

2024 Outlook

The Company is increasing its previous full-year 2024 adjusted EBITDA guidance from $98 to $102 million to $101 to $103 million, excluding CDS.

During the quarter, the Company re-purchased 26,978 shares of common stock at a cost of $1.1 million.

On November 6, 2024, the Board of Directors of the Company increased the Company’s share repurchase authorization by $77.9 million to an aggregate amount of $100.0 million.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10:00 a.m. Eastern on Thursday, November 7, 2024. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (800) 751-9871 (international participants should call (646) 307-1963) and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients through its iconic Zig-Zag® and Stoker’s® brands. TPB’s products are available in more than 217,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contacts

Turning Point Brands, Inc.
ir@tpbi.com

Financial Statements Follow on Subsequent Pages

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended September 30,
	2024	2023

Net sales (1)	$105,617	$101,722
Cost of sales	51,918	50,100
Gross profit	53,699	51,622
Selling, general, and administrative expenses	33,169	31,385
Operating income	20,530	20,237
Interest expense, net	3,773	3,984
Investment (gain) loss	(203)	2,101
Gain on extinguishment of debt	-	(481)
Income before income taxes	16,960	14,633
Income tax expense	4,601	3,767
Consolidated net income	12,359	10,866
Net (loss) income attributable to non-controlling interest	(16)	35
Net income attributable to Turning Point Brands, Inc.	$12,375	$10,831

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.70	$0.62
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$0.68	$0.58
Weighted average common shares outstanding:
Basic	17,722,855	17,595,980
Diluted	18,448,720	20,098,450

(1) Net sales include excise taxes billed to customers of $0.8 million and $1.0 million for the three months ended September 30, 2024 and 2023, respectively.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)
	September 30,	December 31,
ASSETS	2024	2023
Current assets:
Cash	$33,557	$117,886
Accounts receivable, net of allowances of $59 in 2024 and $78 in 2023	10,582	9,989
Inventories, net	106,416	98,960
Other current assets	34,197	40,781
Total current assets	184,752	267,616
Property, plant, and equipment, net	26,082	25,300
Deferred income taxes	919	1,468
Right of use assets	10,788	11,480
Deferred financing costs, net	1,984	2,450
Goodwill	136,413	136,250
Other intangible assets, net	78,621	80,942
Master Settlement Agreement (MSA) escrow deposits	29,482	28,684
Other assets	18,968	15,166
Total assets	$488,009	$569,356

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,436	$8,407
Accrued liabilities	30,475	33,635
Current portion of long-term debt	-	58,294
Total current liabilities	43,911	100,336
Notes payable and long-term debt	248,282	307,064
Lease liabilities	9,057	9,950
Total liabilities	301,250	417,350

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,167,180 issued shares and 17,716,847 outstanding shares at September 30, 2024, and 19,922,137 issued shares and 17,605,677 outstanding shares at December 31, 2023	202	199
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	123,833	119,075
Cost of repurchased common stock (2,450,333 shares at September 30, 2024, and 2,316,460 shares at December 31, 2023)	(82,263)	(78,093)
Accumulated other comprehensive loss	(2,112)	(2,648)
Accumulated earnings	146,014	112,443
Non-controlling interest	1,085	1,030
Total stockholders' equity	186,759	152,006
Total liabilities and stockholders' equity	$488,009	$569,356

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Consolidated net income	$37,455	$27,916
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on extinguishment of debt	-	(1,858)
Loss on sale of property, plant, and equipment	38	34
Gain on MSA investments	(14)	-
Depreciation and other amortization expense	3,393	2,388
Amortization of other intangible assets	2,337	2,315
Amortization of deferred financing costs	1,947	1,795
Deferred income tax expense	349	694
Stock compensation expense	5,720	4,660
Noncash lease income	(317)	(48)
Loss on investments	2,722	11,162
Changes in operating assets and liabilities:
Accounts receivable	(412)	(2,112)
Inventories	(7,281)	3,036
Other current assets	3,075	(1,384)
Other assets	(1,031)	(5,110)
Accounts payable	5,019	2,865
Accrued liabilities and other	(3,679)	(6,348)
Net cash provided by operating activities	$49,321	$40,005

Cash flows from investing activities:
Capital expenditures	$(3,516)	$(4,206)
Purchases of investments	(8,865)	(200)
Proceeds from sale of investments	4,520	-
Purchases of non-marketable equity investments	(1,250)	-
Proceeds on the sale of property, plant and equipment	3	3
MSA escrow deposits, net	44	-
Net cash used in investing activities	$(9,064)	$(4,403)

Cash flows from financing activities:
Convertible Senior Notes repurchased	$-	$(41,794)
Payment of Convertible Senior Notes	(118,541)	-
Proceeds from call options	-	114
Payment of financing costs	(133)	-
Payment of dividends	(3,644)	(3,354)
Exercise of options	1,341	419
Redemption of options	(328)	(346)
Redemption of restricted stock units	(840)	-
Redemption of performance based restricted stock units	(1,212)	(995)
Common stock repurchased	(4,170)	-
Net cash used in financing activities	$(127,527)	$(45,956)

Net decrease in cash	$(87,270)	$(10,354)
Effect of foreign currency translation on cash	$(29)	$22

Cash, beginning of period:
Unrestricted	$117,886	$106,403
Restricted	4,929	4,929
Total cash at beginning of period	$122,815	$111,332

Cash, end of period:
Unrestricted	$33,557	$96,071
Restricted	1,959	4,929
Total cash at end of period	$35,516	$101,000

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss). We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income (Loss)” as operating income (loss) excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income (Loss) exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2024	2023
Net income attributable to Turning Point Brands, Inc.	$12,375	$10,831
Add:
Interest expense, net	3,773	3,984
Gain on extinguishment of debt	-	(481)
Income tax expense	4,601	3,767
Depreciation expense	981	782
Amortization expense	1,204	844
EBITDA	$22,934	$19,727
Components of Adjusted EBITDA
Corporate and CDS restructuring (a)	186	190
ERP/CRM (b)	154	138
Stock options, restricted stock, and incentives expense (c)	1,769	1,824
Transactional expenses and strategic initiatives (d)	873	76
FDA PMTA (e)	1,242	275
Non-cash asset impairment (f)	-	2,173
Adjusted EBITDA	$27,158	$24,403

(a)	Represents costs associated with corporate and CDS restructuring, including severance.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, incentives expense and Solace performance stock units.
(d)	Represents the fees incurred for transaction expenses.
(e)
Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(f)	Represents impairment of investment assets.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)

(unaudited)	Three Months Ended					Three Months Ended
	September 30, 2024					September 30, 2023
	Income before income taxes	Income tax expense (h)	Net loss attributable to non-controlling interest	Adjusted Net Income	Adjusted Diluted EPS	Income before income taxes	Income tax expense (h)	Net loss attributable to non-controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$16,960	$4,601	$(16)	$12,375	$0.68	$14,633	$3,767	$35	$10,831	$0.58
Gain on extinguishment of debt (a)	-	-	-	-	-	(481)	(124)	-	(357)	(0.02)
Corporate restructuring (b)	186	50	-	136	0.01	190	49	-	141	0.01
ERP/CRM (c)	154	42	-	112	0.01	138	36	-	102	0.01
Stock options, restricted stock, and incentives expense (d)	1,769	480	-	1,289	0.07	1,824	470	-	1,354	0.07
Transactional expenses and strategic initiatives (e)	873	237	-	636	0.03	76	20	-	56	0.00
FDA PMTA (f)	1,242	337	-	905	0.05	275	71	-	204	0.01
Non-cash asset impairment (g)	-	-	-	-	-	2,173	559	-	1,614	0.08
Tax benefit (i)	-	(494)	-	494	0.03	-	(575)	-	575	0.03
Adjusted Net Income and Adjusted Diluted EPS	$21,184	$5,253	$(16)	$15,947	$0.87	$18,828	$4,272	$35	$14,521	$0.76

Totals may not foot due to rounding

(a)	Represents gain on extinguishment of debt.
(b)	Represents costs associated with corporate and CDS restructuring, including severance.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(d)	Represents non-cash stock options, restricted stock, incentives expense and Solace PRSUs.
(e)	Represents the fees incurred for transaction expenses.
(f)
Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(g)	Represents impairment of investment assets.
(h)	Income tax expense calculated using the effective tax rate for the quarter of 27.1% in 2024 and 25.7% in 2023.
(i)	Represents adjustment from quarterly tax rate to annual projected tax rate of 25% in 2024 and 23% in 2023.

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income (Loss) to Adjusted Operating Income (Loss)
(dollars in thousands)
(unaudited)
	Consolidated		Zig-Zag Products		Stoker's Products		Creative Distribution Solutions
	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter	3rd Quarter
	2024	2023	2024	2023	2024	2023	2024	2023

Net sales	$105,617	$101,722	$49,324	$46,754	$41,380	$36,916	$14,913	$18,052

Gross profit	$53,699	$51,622	$27,327	$26,745	$23,071	$20,572	$3,301	$4,305

Operating income (loss)	$20,530	$20,237	$17,378	$16,672	$17,162	$15,703	$(278)	$(460)
Adjustments:
Corporate restructuring	186	190	-	-	-	-	-	190
ERP/CRM	154	138	-	-	-	-	-	-
Transactional expenses and strategic initiatives	873	76	-	-	-	-	-	-
FDA PMTA	1,242	275	-	-	-	-	-	-
Adjusted operating income (loss)	$22,985	$20,916	$17,378	$16,672	$17,162	$15,703	$(278)	$(270)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238